SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                AMENDMENT NO. 1

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement           |_| Confidential, for Use of the
|_|  Definitive Proxy Statement                Commission Only (as permitted by
|X|  Definitive Additional Materials           Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               IMNET SYSTEMS, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1), and 0-11.
     (1) Title of each class of securities to which transaction applies:  N/A
     (2) Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4) Proposed maximum aggregate value of transaction:  N/A
     (5) Total fee paid:  N/A
|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:  $______
     (2) Form, Schedule or Registration Statement No.:  ________________________
     (3) Filing Party:  _____________
     (4) Date Filed:  _______________

                  Prospectus Supplement Dated October 19, 1998
               to Proxy Statement/Prospectus Dated October 1, 1998


     This document supplements the information in the Proxy Statement/Prospectus sent to stockholders of IMNET Systems, Inc. in connection with the stockholders meeting scheduled for October 30, 1998 to vote on the merger of IMNET with a subsidiary of HBO & Company.

     On October 17, 1998, HBOC entered into an agreement providing for the acquisition of HBOC by McKesson Corporation in a merger. The merger agreement provides that each HBOC stockholder will receive 0.37 shares of McKesson stock for each share of HBOC stock. The merger is subject to regulatory approval and approval by the stockholders of HBOC and McKesson, as well as other customary conditions. The merger is expected to close in the first quarter of 1999. McKesson is listed on The New York Stock Exchange under the symbol "MCK."